UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24843	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211, Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in America First Multifamily Investors, L.P.	ATAX	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01  Entry into a Material Definitive Agreement.

On September 24, 2021, America First Multifamily Investors, L.P., a Delaware limited partnership (NASDAQ: ATAX) (the “Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Partnership agreed to issue and sell to the Underwriters 4,750,000 beneficial unit certificates (“BUCs”) representing assigned limited partnership interests in the Partnership at a price to the public of $6.10 per BUC (the “Offering”).  Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day option to purchase an additional 712,500 BUCs at the public offering price, less the underwriting discounts and commissions, which option the Underwriters exercised in full on September 28, 2021.

On September 28, 2021, the Partnership closed the offering and issued an aggregate of 5,462,500 BUCs for net proceeds of  approximately $31.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Partnership.

The BUCs were offered and sold pursuant to the Partnership’s effective registration statement on Form S-3 (Registration No. 333-235259), which was declared effective by the Securities Exchange Commission (the “SEC”) on December 6, 2019, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement filed with the SEC on September 21, 2021, and the final prospectus supplement filed with the SEC on September 24, 2021.  The Partnership intends to use the net proceeds from the Offering to acquire additional mortgage revenue bonds, governmental issuer loans, investments in unconsolidated entities and other investments meeting its investment criteria and for general working capital needs.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Partnership, customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, and termination and other provisions customary for transactions of this nature.  All of the Partnership’s executive officers and the members of the board of managers of Greystone AF Manager LLC, which is the general partner of the general partner of the Partnership, also have agreed not to sell or transfer any BUCs held by them for a period of 90 days from September 24, 2021, subject to limited exceptions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01  Other Events.

Barnes & Thornburg LLP, legal counsel to the Partnership, has issued legal opinions with respect to the validity of the BUCs and certain U.S. federal income tax matters described in the prospectus supplement filed with the SEC for the Offering.  Copies of such opinions, including the consents included therein, are attached as Exhibits 5.1 and 8.1, respectively to this Current Report on Form 8-K.

On September 28, 2021, the Partnership issued a press release announcing the closing of the offering described in this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement dated September 24, 2021 between America First Multifamily Investors, L.P. and Raymond James & Associates, Inc., as representative of the several underwriters named therein.
5.1	Opinion of Barnes & Thornburg LLP regarding legality of the BUCs being issued.
8.1	Opinion of Barnes & Thornburg LLP regarding certain tax matters.
23.1	Consent of Barnes & Thornburg LLP (included in Exhibits 5.1 and 8.1).
99.1	Press Release dated September 28, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

Dated: September 28, 2021	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury
Title: Chief Financial Officer